As filed with the Securities and Exchange Commission on July 28, 2004
Registration No. 333-111164

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Wipro Limited
(Exact name of Registrant as specified in its charter)

Karnataka, Republic of India (State or other jurisdiction of incorporation or organization)	98-015-4401 (I.R.S. Employer Identification Number)

Doddakannelli
Sarjapur Road
Bangalore, Karnataka 560035, India
(Address of principal executive offices)

2000 ADS OPTION PLAN
(Full title of the plan)

CT Corporation System
818 West 7th Street
Los Angeles, California 90017
(Name and address of agent for service)

(213) 627-8252
(Telephone number, including area code, of agent for service)

Copies to:
Raj S. Judge, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this “Post Effective Amendment No. 1”), filed pursuant to Instruction E on Form S-8 relates to the Registration Statement on Form S-8 (No. 333-111164) (the “Registration Statement”) of Wipro Limited (the “Registrant” or the "Company”) filed by the Company with the Securities and Exchange Commission on December 15, 2003 (the “Registration Statement”). Under the Registration Statement, the Company registered 1,500,000 American Depository Shares, each representing one Equity Share of the Company, to be sold in connection with the Registrant’s 2000 ADS Option Plan. The contents of the Registration Statement are incorporated herein by reference.

POST-EFFECTIVE AMENDMENT NO. 1

     On June 29, 2004, a committee of the Company’s Board of Directors approved the allotment of a stock dividend in the ratio of 2:1, whereby each holder of the Company’s Equity Shares would receive 2 shares of Equity Shares for each share of the Company’s Equity Shares held by such holder prior to the payment of the stock dividend and each holder of the Company’s American Depository Shares would receive 2 shares of American Depository Shares for each share of the Company’s American Depository Shares held by such holder prior to the payment of the stock dividend (collectively, the “Stock Dividend”). After giving effect to Stock Dividend, the aggregate number of shares of American Depository Shares issuable under the Company’s 2000 ADS Option Plan increased from 1,500,000 to 4,500,000. As provided for under Rule 416(b) of the Securities Act of 1933, this Post-Effective Amendment No. 1 amends the Registration Statement to reflect the Stock Dividend.

     The Registration Statement is hereby further amended to provide that upon any change in the amount of securities being offered or issued to prevent dilution from stock splits, stock dividends, or similar transactions, the Registration Statement shall be deemed to cover the additional securities to be offered or issued in connection with such transaction, as provided for under Rule 416(a) of the Securities Act of 1933.

PART II

     Item 8. Exhibits

Exhibit
Number
4.1	Form of Deposit Agreement (including as an exhibit, the form of American Depository Receipt).*

5.1	Opinion of Nishith Desai Associates, as to legality of securities being registered.

10.4	2000 ADS Option Plan Purchase Plan and form of agreement thereunder.**

23.1	Consent of KPMG, independent auditors.

23.3	Consent of Counsel (Included in Exhibit 5.1).

24.1	Power of Attorney (See page 5).

     * Documents incorporated by reference from the Registrant’s Registration Statement on Form F-1, as amended (No. 333-46278), originally filed with the Securities and Exchange Commission on September 21, 2000.

     ** Documents incorporated by reference from the Registrant’s Annual Report on Form F-20, as amended (No. 001-16139), originally filed with the Securities and Exchange Commission on May 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 1 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Bangalore, Karnataka, Republic of India, on July 28, 2004.

Wipro Limited
By:	/s/ Azim H. Premji
Azim H. Premji
Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Azim H. Premji	Chairman of the Board of Directors and Director (Principal Executive Officer)	July 28, 2004

* Vivek Paul	Vice Chairman of the Board of Directors and Executive Officer	July 28, 2004

* Suresh C. Senapaty	Executive Vice President, Finance (Principal Financial Officer)	July 28, 2004

* Dr. Ashok Ganguly	Director	July 28, 2004

* B.C. Prabhaker	Director	July 28, 2004

* Dr. Jagdish N. Sheth	Director	July 28, 2004

* Narayanan Vaghul	Director	July 28, 2004

* Eisuke Sakakibari	Director	July 28, 2004

* P.M. Sinha	Director	July 28, 2004

*By:	/s/ Azim H. Premji

Azim H. Premji
Attorney in Fact

EXHIBIT INDEX

Exhibit
Number
4.1	Form of Deposit Agreement (including as an exhibit, the form of American Depository Receipt).*

5.1	Opinion of Nishith Desai Associates, as to legality of securities being registered.

10.4	2000 ADS Option Plan Purchase Plan and form of agreement thereunder.**

23.1	Consent of KPMG, independent auditors.

23.3	Consent of Counsel (Included in Exhibit 5.1).

24.1	Power of Attorney (See page 5).

     * Documents incorporated by reference from the Registrant’s Registration Statement on Form F-1, as amended (No. 333-46278), originally filed with the Securities and Exchange Commission on September 21, 2000.

     ** Documents incorporated by reference from the Registrant’s Annual Report on Form F-20, as amended (No. 001-16139), originally filed with the Securities and Exchange Commission on May 17, 2004.